F050513001144

New York State
Department of State
Division of Corporations, State Records
and Uniform Commercial Code
41 State Street
Albany NY 12231
www.dos.state.ny.us

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF

Alpha 1 Products Inc
(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

FIRST: The name of the corporation is Alpha 1 Products Inc

If the name of the corporation has been changed, the name under which it was formed is

SECOND: The date of filing of the certificate of incorporation with the Department of State is May 12, 2005

THIRD: The amendment effected by this certificate of amendment is as follows (Set forth each amendment in a separate paragraph providing the subject matter and full text of each amended paragraph For example, an amendment changing the name of the corporation would read as follows Paragraph First of the Certificate of Incorporation relating to the corporation name is hereby amended to read as follows First The name of the corporation is (new name))

Paragraph First, Fourth of the Certificate of Incorporation relating to the corporation name and corporate shares

is hereby amended to read in its entirety as follows

First The name of the corporation is Windfall Entertainment, Inc

Fourth The corporation is currently authorized to issue 100,000,000 shares at $0.001. There are currently 10,000,000 shares issed and 90,000,000 shares unissued The The 10,000,000 shares issued will be changed in 50,000 new shares at a rate of 1 200. The 90,000,000 unissued shares will be changed into 450,000 new shares at a rate of 1 200. 99,500,000 pv $ 001 shares are therefore being added.

DOS 1554 (10/03)

F050513001444

FOURTH: The certificate of amendment was authorized by (Check the appropriate box)

☒ The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders

☐ The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares

Randy Drew (Signature) — Randy Drew, Secretary (Name and Capacity of Signer)

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF

Alpha 1 Products, Inc
(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

STATE OF NEW YORK
DEPARTMENT OF STATE

FILED MAY 13 2005

TAX $ 10 mb

BY: Suffolk

Filer's Name Alpha 1 Products, Inc

Address 248 Westminster Ave

City, State and Zip Code Venice, CA 90291

NOTE This form was prepared by the New York State Department of State It does not contain all optional provisions under the law You are not required to use this form You may draft your own form or use forms available at legal stationery stores The Department of State recommends that all documents be prepared under the guidance of an attorney The certificate must be submitted with a $60 filing fee, plus the required tax on shares pursuant to §180 of the Tax Law, if applicable

For Office Use Only

2005 MAY 13 PM 2:35

FILED

2 1171